EXHIBIT 10.8
STOCK OPTION GRANT PROGRAM
FOR
NONEMPLOYEE DIRECTORS UNDER THE
CARDIAC SCIENCE CORPORATION
2002 STOCK INCENTIVE PLAN
     The following provisions set forth the terms of the stock option grant program (the “Program”) for nonemployee directors of Cardiac Science Corporation (the “Company”) under the Company’s 2002 Stock Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.
     1. Eligibility
     Each director of the Company elected or appointed who is not otherwise an employee of the Company or a Related Company (an “Eligible Director”) shall be eligible to receive Initial Grants and Annual Grants under the Plan, as discussed below.
     2. Initial Grants
     Each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 7,500 shares of Common Stock (an “Initial Grant”) upon such Eligible Director’s initial election or appointment to the Board. Twenty-Five Percent (25%) of the shares subject to each Initial Grant shall vest and become exercisable one year after the grant date of such Initial Grant and 1/36th of remaining shares subject to such Initial Grant shall vest and become exercisable monthly thereafter over the next three years.
     3. Annual Grants
     Commencing with the 2006 annual stockholders meeting, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 7,500 shares of Common Stock immediately following each year’s Annual Meeting (each, an “Annual Grant”); provided that any Eligible Director who received an Initial Grant within three months prior to an annual meeting shall not receive an Annual Grant until immediately following the second annual meeting after the date of such Initial Grant. Twenty-Five Percent (25%) of the shares subject to each Annual Grant shall vest and become exercisable one year after the grant date of such Annual Grant and 1/36th of remaining shares subject to such Annual Grant shall vest and become exercisable monthly thereafter over the next three years.

     4. Option Exercise Price
     The exercise price of an Option shall be the Fair Market Value of the Common Stock on the Grant Date.
     5. Manner of Option Exercise
     An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check (acceptable to the Plan Administrator), (b) by tendering shares of Common Stock you have owned for at least six months, (c) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulation of the Federal Reserve Board or (d) by any other method permitted by the Plan Administrator.
     6. Term of Options
     Each Option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as follows:
     (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than death, the unvested portion of any Option granted to such Eligible Director (the “Unvested Portion”) shall continue to vest in accordance with the applicable vesting schedule set forth in Section 2 or Section 3 hereof. The vested portion of any Option may be exercised by the Eligible Director until the earlier of (i) six months after the date on which the unvested portion of all Options held by such Eligible Director is fully vested and exercisable and (ii) the expiration date of the Option set forth in the Option’s grant notice.
     (b) In the event of the death of an Eligible Director, the Unvested Portion shall immediately become fully vested and exercisable, and the Option may be exercised until the earlier of (i) one year after the date of death of the Eligible Director and (ii) the expiration date of the Option set forth in the Option’s grant notice, by the personal representative of the Eligible Director’s estate, the person(s) to whom the Eligible Director’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11 of the Plan.
     7. Company Transactions
     In the event of any Company Transaction,
     (a) Except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the Successor Company.
     (b) If in connection with a Company Transaction the Successor Company refuses to assume or substitute for an Option, then upon consummation of a Company Transaction, each outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Eligible Director in writing or electronically that the unvested portion of each outstanding Option shall be fully vested and exercisable for a specified time period, and each such Option may be exercised until the earlier of (i) the expiration of the time period specified by the Plan Administrator and (ii) the expiration date of the Option set forth in the Option’s grant notice. If the Option has not otherwise expired by its terms, each such outstanding Option shall terminate at the expiration of the time period specified by the Plan Administrator.
     (c) All Options shall terminate and cease to remain outstanding upon consummation the Company Transaction, except to the extent assumed by the Successor Company.
     8. Amendment
     The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Option.
     Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors shall continue to govern the terms and conditions of Options granted to Eligible Directors.
     9. Effective Date
     The Program is effective as of January 1, 2006.

PROGRAM ADOPTION AND AMENDMENTS
SUMMARY PAGE

Date of Board		Section/Effect
Action	Action	of Amendment
November 9, 2005	Initial Program Adoption